                                                                      EXHIBIT 11



                                 LEAPNET, INC.


             STATEMENT REGARDING COMPUTATION OF PER-SHARE EARNINGS


                                              Three Months Ended October 31,         Nine Months Ended October 31,
                                              ------------------------------         -----------------------------
                                                  1999              1998                  1999            1998
                                                  ----              ----                  ----            ----
   Net income                                $   600,215        $(16,594,611)         $   964,855     $(16,505,731)

   Weighted average number of common
      shares outstanding during period        14,154,229          13,648,866           14,145,772       13,646,199

   Net shares issuable upon exercise of
      dilutive outstanding stock options         692,689                   0              692,689                0
                                             -----------        ------------          -----------     ------------

   Shares used in Diluted per share
       calculation                            14,846,918          13,648,866           14,838,461       13,646,199

   Basic earnings per common share           $      0.04        $      (1.22)         $      0.07     $      (1.21)

   Diluted earnings per common share         $      0.04        $      (1.22)         $      0.07     $      (1.21)

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